UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2015

Transgenomic, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30975	91-1789357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12325 Emmet Street, Omaha, NE 68164

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (402) 452-5400

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 1, 2015, Transgenomic, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its Loan and Security Agreement, dated March 13, 2013, with Third Security Senior Staff 2008 LLC, as administrative agent and a lender, and the other lenders party thereto (collectively, the “Lenders”) for a revolving line of credit and a term loan (the “Loan Agreement”). The Amendment provides, among other things, that (i) the Lenders will waive specified events of default under the terms of the Loan Agreement, (ii) commencing as of April 1, 2015, the Company will make monthly interest payments to the Lenders, (iii) the Company will not be obligated to make monthly payments of principal to the Lenders until April 1, 2016, (iv) the Company will be required to make an initial prepayment of a portion of the loan balance in the amount of approximately $149,000 on April 1, 2015 and one or more additional prepayments to the Lenders under the Loan Agreement upon the occurrence of certain events, and (v) the Company will not be required to comply with the minimum liquidity ratio under the terms of the Loan Agreement until the earliest to occur of a specified event or March 31, 2016. The Amendment also extends the time period in which the Company must provide certain reports and statements to the Lenders and amends the circumstances pursuant to which the Company may engage in certain sales or transfers of its business or property without the consent of the Lenders.

The Lenders are affiliates of Third Security, LLC and hold more than 10% of the outstanding voting stock of the Company. Additionally, Doit L. Koppler II, a director of the Company, is an employee of Third Security, LLC.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Limited Waiver and Sixth Amendment to Loan and Security Agreement among Transgenomic, Inc., Third Security Senior Staff 2008 LLC, as administrative agent and a lender, and the other lenders party thereto, dated April 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transgenomic, Inc.

By:	/s/ Paul Kinnon
Paul Kinnon
President and Chief Executive Officer

Date: April 1, 2015

Exhibit Index

Exhibit Number	Description

10.1	Limited Waiver and Sixth Amendment to Loan and Security Agreement among Transgenomic, Inc., Third Security Senior Staff 2008 LLC, as administrative agent and a lender, and the other lenders party thereto, dated April 1, 2015.